UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: September 21, 2018
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Times Square, New York, New York 10036
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

E*TRADE Financial Corporation (the “Company”) issued a press release announcing, effective as of September 21, 2018 (the “Effective Date”), Michael A. Pizzi’s appointment as the Company’s Chief Operating Officer, in addition to his role as the Company’s Chief Financial Officer.

Prior to his appointment as Chief Operating Officer of the Company, Mr. Pizzi, age 43, served as the Chief Financial Officer of the Company since June 2015, responsible for all finance and accounting functions for the Company, including financial reporting, planning, tax, treasury, as well as the Company’s investor relations, corporate communications, facilities and procurement functions. Prior to serving as Chief Financial Officer, he served as the Company’s Chief Risk Officer, corporate and bank Treasurer, and held various positions in E*TRADE’s portfolio management and derivatives functions. Before joining the Company in 2003, Mr. Pizzi worked in asset/liability management at both Lehman Brothers and First Maryland Bank, as well as in capital markets research for the Federal Reserve Board. Mr. Pizzi earned a BA in economics from Ursinus College, is a CFA® charterholder, and holds the Financial Risk Manager (FRM) designation.

In connection with his appointment as the Company’s Chief Operating Officer, the Company has entered into a new employment agreement with Mr. Pizzi, on the Company’s standard form of employment agreement previously approved by the Board. Pursuant to the agreement, beginning in 2019 Mr. Pizzi will receive an annual base salary of $650,000, an annual cash performance bonus with an annual target of $1,475,000 and an annual equity performance bonus with an annual target of $1,062,500 in the form of restricted stock units (“RSU”) and $1,062,500 in the form of performance stock units. On the Effective Date, Mr. Pizzi will also receive a one-time grant of RSUs with a grant date value of $500,000, which will vest ratably on each of the first three anniversaries of the grant date.

There are no arrangements or understandings between Mr. Pizzi and any other persons pursuant to which he was selected as Chief Operating Officer. There are also no family relationships between Mr. Pizzi and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.     Financial Statements and Exhibits

(d)                    Exhibits

                         99.1        Press Release

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION
Dated:	September 21, 2018

		By:	/s/	Lori S. Sher
			Name:	Lori S. Sher
			Title:	Corporate Secretary

3